UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 7, 2025

COGENT BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38443	46-5308248
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

275 Wyman Street, 3rd Floor
Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 945-5576

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 Par Value	COGT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On July 8, 2025, Cogent Biosciences, Inc. (the “Company”) entered into an underwriting agreement (“Underwriting Agreement”) with J.P. Morgan Securities LLC, Leerink Partners LLC and Guggenheim Securities, LLC, as the representatives of the underwriters named therein (the “Underwriters”), to issue and sell 22,222,223 shares of the Company’s common stock at a public offering price of $9.00 per share (the “Offering”).

In addition, the Company granted the Underwriters a 30-day option to purchase up to an additional 3,333,333 shares of its common stock on the same terms and conditions (the “Option”), and such Option has been exercised in full by the Underwriters.

The gross proceeds from the Offering, including proceeds from the exercise in full of the Option by the Underwriters, are expected to be approximately $230 million before deducting customary underwriting discounts and offering expenses.

The securities described above are offered pursuant to an automatic shelf registration statement on Form S-3ASR (File No. 333-269707) filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 10, 2023, which became automatically effective upon filing. A final prospectus supplement, dated July 8, 2025, relating to and describing the terms of the Offering was filed with the SEC on July 9, 2025.

In the Underwriting Agreement, the Company agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute payments that the Underwriters may be required to make because of such liabilities.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

A copy of the opinion of Gibson, Dunn & Crutcher LLP relating to the validity of the issuance and sale of the shares of common stock in the Offering is filed herewith as Exhibit 5.1.

Item 2.02	Results of Operations and Financial Condition

On July 7, 2025, the Company issued a press release announcing its cash and cash equivalents and short-term marketable securities were, in the aggregate, approximately $237 million as of June 30, 2025. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

This amount represents only preliminary financial results and is based on information available to management as of July 7, 2025. The Company’s actual financial results as of, and for the six months ended, June 30, 2025 are subject to the completion of its financial statements as of such date and for such period. The Company’s actual financial results as of, and for the six months ended, June 30, 2025 may differ from the preliminary financial results it has provided as a result of completion of its final adjustments, review by our independent registered public accountants and other developments arising between now and the time that our financial results for such period are finalized, although the Company does not expect the actual results to differ materially from its preliminary estimate. The preliminary financial information provided has been prepared by, and is the responsibility of, the Company’s management. PricewaterhouseCoopers LLP has not audited, reviewed, examined, compiled, nor applied agreed-upon procedures with respect to the preliminary financial information. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. Complete results as of, and for the six months ended, June 30, 2025 will be included in the Company’s Quarterly Report on Form 10-Q for the six months ended June 30, 2025.

The information in this Item 2.02 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of July 8, 2025, by and between the Company and J.P. Morgan Securities LLC, Leerink Partners LLC and Guggenheim Securities, LLC

5.1	Opinion of Gibson, Dunn & Crutcher LLP

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)

99.1	Press release issued by Cogent Biosciences, Inc. on July 7, 2025, furnished herewith

104	The cover page from the Company’s Current Report on Form 8-K formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 10, 2025	COGENT BIOSCIENCES, INC.

	By:	/s/ Evan Kearns
Evan Kearns
Chief Legal Officer and Corporate Secretary